UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2010

SORL Auto Parts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-11991	30-0091294
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

No. 1169 Yumeng Road
Ruian Economic Development District
Ruian City, Zhejiang Province
People’s Republic of China

 (Address of principal executive offices)

Registrant’s telephone number, including area code:   86-577-6581-7720

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement

Pursuant to a Placement Agent Agreement dated January 26, 2010 (the “Placement Agreement”) with Rodman & Renshaw, LLC, as our lead placement agent, related to a public offering of our Common Stock, par value $0.002 per share (the “Common Stock”), and in connection with a securities purchase agreement dated February 3, 2010 (the “Purchase Agreement”) with the investors named therein, the investors will purchase up to 1,000,000 shares of Common Stock at a price of $10.00 per share in the Offering. The Offering is expected to close on February 8, 2010, subject to the satisfaction of customary closing conditions. The net proceeds to us are expected to be approximately $9,300,000 after deducting placement agent commissions and discounts and estimated expenses payable by us associated with the Offering. The Placement Agent has been granted an over-allotment option equal to 15% of the shares sold.

The Offering is being made pursuant to a prospectus supplement dated February 3, 2010 and an accompanying prospectus dated January 14, 2010, pursuant to our existing effective shelf registration statement on Form S-3 (File No. 333-164041), which was filed with the Securities and Exchange Commission on December 28, 2009 and declared effective by the Commission on January 14, 2010.

The Placement Agreement contains customary representations, warranties, and agreements by us and customary conditions to closing, indemnification obligations of us and of the placement agent, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.  The Purchase Agreement contains customary representations, warranties, and agreements by us and customary conditions to closing, indemnification obligations, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Placement Agreement and the Purchase Agreement have been included to provide investors and security holders with information regarding their terms.  They are not intended to provide any other factual information about us.  The representations, warranties and covenants contained in the Placement Agreement and Purchase Agreement were made only for purposes of those agreements and as of specific dates, were solely for the benefit of the parties to those agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Placement Agreement.

A copy of the opinion of Morris, Manning & Martin, LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.  A copy of the Placement Agreement and the Purchase Agreement are filed as Exhibits 1.1 and 1.2, respectively and are incorporated herein by reference.  The foregoing description of the Offering by us and the documents related to the Offering does not purport to be complete and is qualified in its entirety by reference to the Exhibits filed with this current report on Form 8-K.

ITEM 8.01.  Other Events.

On February 4, 2010, we issued a press release announcing that we had priced the public offering described in Item 1.01 of this current report on Form 8-K.  Our press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

9.01  Financial Statements and Exhibits

(d)  Exhibits
The exhibits listed on the accompanying Index to Exhibits are filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SORL Auto Parts, Inc.

Date: February 4, 2010	/s/ Xiao Ping Zhang
Xiao Ping Zhang, Chief Executive Officer

Exhibit Index

Exhibit No.	Description

1.1	Placement Agent Agreement, dated January 26, 2010, between the Company and Rodman & Renshaw, LLC

1.2	Securities Purchase Agreement between the Company and the Investors named therein

5.1	Opinion of Morris, Manning & Martin, LLP

99.1	Press release issued on February 4, 2010